CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (“Registration Statement”) of our report dated February 20, 2017, relating to the consolidated statutory financial statements of The Northwestern Mutual Life Insurance Company, and of our report dated April 27, 2017, relating to the financial statements of NML Variable Annuity Account B, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

April 27, 2017